ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	David Burke
Ken Chymiak (9l8) 25l-2887	(212) 896-1258
Dan O’Keefe (9l8) 25l-2887	dburke@kcsa.com

ADDvantage Technologies Group, Inc. Subsidiary
Jones Broadband International Authorized as a
Premier Distributor for Blonder Tongue Laboratories, Inc.

BROKEN ARROW, Oklahoma September 15, 2008 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY), today announced that its subsidiary, Jones Broadband International, has been selected as a Premier Stocking Distributor for Blonder Tongue products. Blonder Tongue is a principal provider of integrated network solutions and technical services to broadband service providers.

As a Premier Stocking Distributor, Jones Broadband of Oceanside, California, will provide its customers with Blonder Tongue’s cost effective broadband equipment used to transmit voice, data and digital video signals.  Stocking inventory at this Oceanside, CA location facilitates fast shipment to West Coast and Pacific Rim international customers.

Commenting on the partnership, Ken Chymiak, President and CEO of ADDvantage Technologies, stated, “Becoming an Authorized Premier Distributor for Blonder Tongue is a significant step in our ability to provide our customers with cost saving solutions for their broadband needs.  This is especially important as the 2009 FCC mandate requiring operators to switch their over the air broadcast signals from analog to digital quickly approaches.   There are still a lot of systems that have not been updated to meet the new transmission requirements.  By providing a wide array of Blonder Tongue product offerings in an efficient manner, we believe we can offer these operators a more cost effective solution as this deadline fast approaches.”

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Scientific-Atlanta and Motorola, as well as operating a national network of technical repair centers.  The equipment and hardware ADDvantage distributes are used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat Corporation, ADDvantage Technologies Group of Nebraska, Inc., NCS Industries, Inc., ADDvantage Technologies Group of Missouri, Inc., ADDvantage Technologies Group of Texas, Tulsat-Atlanta, LLC, Jones Broadband International, Inc. and Tulsat-Pennsylvania LLC. For more information, please visit the corporate web site at www.addvantagetech.com.

About Blonder Tongue Laboratories, Inc.

Founded in 1950, Blonder Tongue Laboratories, Inc. has evolved from a manufacturer of electronic equipment for the private cable industry to a principal provider of integrated network solutions and technical services to broadband service providers. The Company designs, manufactures, and supplies a comprehensive line of equipment to deliver video (analog & digital), high speed data and voice services over integrated coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information regarding Blonder Tongue or its products, please visit the Company's Web site at www.blondertongue.com or contact the Company directly at (732) 679-4000.

The information in this announcement may include forward-looking statements.  All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements.  These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements.  A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.